Exhibit 23.4

SLR Consulting (Canada) Ltd. 55 University Ave., Suite 501, Toronto, ON M5J 2H7

June 6, 2025

Consent of Qualified Person

SLR Consulting (Canada) Ltd. (“SLR”), in connection with Aura Minerals Inc.’s Registration Statement on Form F-1 (the “Registration Statement”), consents to:

●	the filing and use by Aura Minerals Inc. (the “Company”) of and references to the technical report summary titled “S-K 1300 Technical Report Summary, Aranzazu Mine, Zacatecas, Mexico”, dated March 28, 2025; the technical report summary titled “S-K 1300 Technical Summary, Almas Project, Tocantins State, Brazil”, dated April 10, 2025; and the technical report summary titled “S-K 1300 Technical Report Summary, San Andrés Mine, Department of Copán, Honduras”, dated March 28, 2025; collectively, the “Technical Report Summaries”, that were prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”) and which are referenced in the Registration Statement as Exhibit 96.1, 96.4, and 96.6, respectively, thereto;

●	the use of and references to our name, including our status as a “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC) in connection with the Registration Statement; and

●	any extracts from or a summary of the Technical Report Summaries in the Registration Statement and the use of any information derived, summarized, quoted or referenced from the Technical Report Summaries, or portions thereof, that was or were prepared by us, that we supervised the preparation of and/or that was or were reviewed and approved or certified by us, that is or are included in the Registration Statement.

SLR is responsible for authoring, and this consent pertains to, the Technical Report Summaries. SLR certifies that it has read the Form F-1 and that it fairly and accurately represents the information in the Technical Report Summaries for which it is responsible.

Regards,

SLR Consulting (Canada) Ltd.

/s/ Jason J. Cox

Jason J. Cox, P.Eng.

Global Technical Director